-1- Exhibit 10.2 June 5, 2024 Kurt Wood Dear Kurt: The purpose of this letter agreement (this “Agreement”) is to confirm the terms of the remainder of your employment with Array Technologies, Inc. (together with its subsidiaries, the “Company”) and your separation from the Company. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Company's Executive Severance & Change in Control Plan (the “Severance Plan”). 1. Transition Period and Separation Date. (a) Effective as of June 6, 2024 (the “Transition Date”) through the date that your employment terminates (the “Separation Date”), you will continue to be employed by the Company. Provided that you comply with your obligations hereunder, it is expected that the Separation Date will be September 30, 2024. The period beginning on the Transition Date and concluding on the Separation Date is hereinafter referred to as the “Transition Period”. It is understood and agreed that the transition contemplated in this Agreement will not constitute “Good Reason” for purposes of the Severance Plan. (b) During the Transition Period, you will continue to receive your base salary, payable at the rate in effect as of the date hereof, and to participate in all employee benefit plans of the Company in accordance with the terms of those plans. During the Transition Period, you will perform duties as may be reasonably assigned to you from time to time by the Chief Executive Officer of the Company (the “CEO”) or his designee, and assist with the transition of your duties and responsibilities to any Company designees; provided, however, that you will no longer serve as the Company's Chief Financial Officer or as director or Company representative on any board of directors of any Company subsidiary as of June 30, 2024, and thereafter will serve in the nonwexecutive role of Strategic Advisor. During the Transition Period, you will continue to devote your best professional efforts to the Company, and to abide by all Company policies and procedures as in effect from time to time. You will not incur any business expenses following the Transition Date without the advance approval of the CEO or his designee. You will also continue to fully comply with any directives to preserve documents, as applicable. During the Transition Period, you may perform your duties on a remote basis if approved by the Company. During the Transition Period, you agree to make yourself available to provide up to eighty (80) hours per month of service to the Company.

-2- (c) The Company may terminate your employment at any time before and during the Transition Period upon notice to you. If the Company terminates your employment for Cause or if you voluntarily resign, you will not be eligible to receive the severance payments and benefits set forth in Section 3 hereof. For the avoidance of doubt, if your employment with the Company ends as a result of your termination by the Company without Cause, or as a result of your death or Disability during the Transition Period, you or your estate will receive the severance payments and benefits as set forth in this Agreement as if you had remained employed through the contemplated Separation Date of September 30, 2024 and the Separation Date will be deemed to be September 30, 2024 for the purposes of Section 3. 2. Final Salary and Vacation Pay. You will receive, on or before the earlier of the date that is seven (7) days following the Separation Date and the Company's next regular payday following the Separation Date, pay for all work you performed for the Company through the Separation Date, to the extent not previously paid, as well as pay, at your final base rate of pay, for any vacation days you had earned but not used as of the Separation Date, determined in accordance with Company policy. You will receive the payments described in this Section 2 regardless of whether or not you sign this Agreement. 3. Severance Benefits. In consideration of your acceptance (without subsequent revocation) of this Agreement and subject to your meeting your obligations hereunder, including your Continuing Obligations (defined below) and your obligation to execute a post- employment general release and waiver of claims in the form attached hereto as Exhibit A (the “Release”), and in full consideration of any rights you may have under the Severance Plan or otherwise, upon a termination of your employment on the Separation Date (or as set forth in Section l(c)), you will be entitled to the payments and benefits described in Section 4.1 of the Severance Plan, subject to the terms and conditions set forth in the Severance Plan, and the following additional benefits: (a) An annual cash bonus for the 2024 fiscal year, based on achievement at one hundred percent (100%) of target, but prorated for the portion of the fiscal year during which you were employed, including as a Strategic Advisor, which bonus shall be paid at the same time annual cash bonuses for the 2024 fiscal year are paid to active executives of the Company and, for the avoidance of doubt, will not be subject to proration; and (b) The prorated vesting of performance-based restricted stock units as set forth in Section 4.1(c)(ii) of the Severance Plan shall be applied as if you remained employed through September 30, 2025. 4. Acknowledgement of Full Payment and Withholding. (a) You acknowledge and agree that the payments provided under Section 2 of this Agreement are in complete satisfaction of any and all compensation or benefits due to you from the Company, whether for services provided to the Company or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation or benefits are owed or will be provided to you.

-3- (b) All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law and all other lawful deductions authorized by you. 5. Status of Employee Benefits, Paid Time Off, and Expenses. (a) Except for any right you may have to continue your participation and that of your eligible dependents in the Company's group health plans under the federal law known as “COBRA” or similar applicable law, your participation in all employee benefit plans of the Company will end as of the Separation Date, in accordance with the terms of those plans. You will not continue to earn paid time off or other similar benefits after the Separation Date. You will receive information about your COBRA continuation rights under separate cover. (b) Within two (2) weeks following the Separation Date, you must submit your final expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement, and, in accordance with Company policy, reasonable substantiation and documentation for the same. The Company will reimburse you for your authorized and documented expenses within thirty (30) days of receiving such statement pursuant to its regular business practice. (c) The Company will reimburse you (or pay directly) for reasonable attorneys' fees actually incurred by you in connection with the negotiation and execution of this Agreement following the Company's receipt of invoices from your attorney; provided that the aggregate reimbursement in respect of the foregoing shall not exceed $10,000. 6. Continuing Obligations, Non-Competition, Non-Disparagement and Cooperation. (a) Subject to Section 8(b) of this Agreement, you acknowledge that you continue to be bound by your obligations under the Severance Plan and any other agreement concerning confidentiality, non-competition and/or assignment of rights to intellectual property by and between you and the Company or any of its Affiliates, including but not limited to the Confidential Information, Non-Disparagement and Non-Solicitation Agreement between you and the Company dated as of November 3, 2023 (collectively, the “Continuing Obligations”). For the avoidance of doubt, you will not be held criminally or civilly liable under any federal or state trade secret law for, and are not prohibited from, disclosing any information, including a trade secret (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means. (b) In further consideration of the severance payments and benefits to be paid to you hereunder, you acknowledge that during the course of your employment with the Company you have become familiar with the Company's and its Affiliates' trade secrets and

-4- with other Confidential Information concerning the Company and its Affiliates and that your services were special, unique and of extraordinary value to the Company and its Affiliates, and therefore, during the period of your employment by the Company and continuing until the first anniversary of the Separation Date, you shall not, directly or indirectly, provide services to (whether as an employee or a consultant, with or without pay) or own, manage, operate, join, control, participate in or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm, corporation, partnership, limited liability company or other entity that is an electrical balance of systems company, or is competing with the tracker business of the Company or any Affiliate, as such business exists on the Separation Date (collectively, the “Restricted Business”), and that, in either case, operates in a geographic area in which the Company or any Affiliate operates as of the Separation Date (each competitor in the Restricted Business, a “Competitor of the Company”); provided, however, that “beneficial ownership” by you, either individually or as a member of a “group” as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of not more than two percent (2%) of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph. (c) Subject to Section 8(b) of this Agreement, you agree that you will never disparage or criticize any of the Released Parties (as defined below), the Company, its Affiliates, their business, their management or their products or services, and that you will not otherwise do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interest or reputation of the Company or any of its Affiliates, and the Company agrees (i) to instruct its officers and directors as of the Separation Date not to disparage or criticize you and (ii) not to disparage or criticize you in authorized corporate communications to third parties. (d) You agree to cooperate as reasonably necessary with the Company and its Affiliates, subject to your reasonable availability, with respect to all matters arising during or related to your employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. The Company will pay you $400 per hour and reimburse your out-of-pocket expenses incurred in complying with Company requests hereunder, provided such expenses are authorized by the Company in advance. 7. Return of Company Documents and Other Property. In signing this Agreement, you agree that following the date of your termination of employment with the Company, you will return to the Company any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business of the Company and its Affiliates (whether present or otherwise), and all keys, access cards, credit cards, computer hardware and software, telephones and telephone-related equipment and all other property of the Company or any of its Affiliates in your possession or control; provided, that, you may retain your Company-provided laptop (after the Company has transferred all information from such laptop to the satisfaction of the Company). Further, following the date of your termination of employment with the Company, you agree that you will not

-5- retain any copy or derivation of any documents, materials or information (whether in hardcopy, on electronic media or otherwise) of the Company or any of its Affiliates. Recognizing that your role with the Company will transition as of the Transition Date, you agree that, as of the Transition Date, you will access and use the computer networks and systems of the Company and its Affiliates, including without limitation the electronic mail system, only as reasonably required for you to fulfill your transition duties, or as otherwise authorized by the CEO or his designee. Following the termination of your employment with the Company, you agree that you will not for any purpose, attempt to access or use any computer or computer network or system of the Company or any of its Affiliates, including without limitation the electronic mail system. Further, you agree to disclose to the Company, on or before the Separation Date, any and all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, all information which you have password-protected on any computer equipment, network or system of the Company or any of its Affiliates. You agree that if you later become aware of Company documents, materials, or information which is non-public and was inadvertently in your possession, including such maintained on personal devices, that you will promptly transfer such information to the Company. 8. General Release and Waiver of Claims. (a) In exchange for the severance payments and benefits provided to you under this Agreement, to which you would not otherwise be entitled, and other good and valuable consideration, the receipt and sufficiency of which you hereby acknowledge, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives, successors and assigns, and all others connected with or claiming through you, you agree that this Agreement shall be in complete and final settlement of any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, which you have had in the past, now have, or might now have, against the Company or any of its Affiliates of any nature whatsoever, including but not limited to those in any way related to, connected with or arising out of your employment, its termination, or your other association with the Company or any of its Affiliates, whether pursuant to the Severance Plan or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the wage and hour, wage payment and/or fair employment practices laws and statutes (each as amended from time to time) of the State of Arizona and any other states in which you have provided services to the Company or any of its Affiliates, and/or any other federal, state or local law, regulation or other requirement or otherwise (collectively, the “Claims”), and you hereby release and forever discharge the Company, its Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from, and you hereby waive, any and all such Claims. This release does not cover (1) any vested rights you may have under the employee benefit

-6- plans, programs, or policies of the Company and its Affiliates; (2) any indemnification rights to which you may be entitled under the Company's governing documents, by contract, or as a matter of law; (3) your rights following the date hereof with respect to any vested equity interests you hold in the Company or any of its past or present Affiliates; or (4) your right to enforce the terms of this Agreement. (b) Nothing contained in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency; provided, however, that you hereby waive your right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by you or by anyone else on your behalf; provided, further, that you are not waiving any right to seek and receive a financial incentive award for any information you provide to a governmental agency or entity. Nothing in this Agreement or any prior agreement between you and the Company or policy or procedure of the Company limits, restricts or in any other way affects you or any of the Released Parties (i) communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity, (ii) reporting possible violations of the law or regulations to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or (iii) testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, or from otherwise complying with applicable legal requirements. (c) This Agreement, including the general release of claims set forth in Section 8(a), creates legally binding obligations and the Company and its Affiliates therefore advise you to consult an attorney before signing this Agreement. In signing this Agreement, you give the Company and its Affiliates assurance that you have signed it voluntarily and with a full understanding of its terms; that you have had sufficient opportunity of not less than twenty-one (21) days, before signing this Agreement, to consider its terms and to consult with an attorney, if you wished to do so; and that you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement. You acknowledge and agree that you may not sign the Release prior to the Separation Date. (d) You agree to sign the Release by the later of seven (7) days following the Separation Date and twenty-one (21) days following the date hereof (and in no event before the Separation Date). You further agree that a signed and unrevoked Release is an express condition to your receipt and retention of the severance payments and benefits described in Section 3 above. 9. Miscellaneous. (a) This Agreement constitutes the entire agreement between you and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, excluding only the Severance Plan, the Continuing Obligations, and your obligations with respect to the securities of the Company, all of which shall remain

-7- in full force and effect in accordance with their terms; provided, however, that to the extent that the Severance Plan conflicts with any term set forth herein, the term in this Agreement will be controlling. (b) If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, however, and for the avoidance of doubt, in no event shall the Company be required to provide payments or benefits to you pursuant to Section 3 of this Agreement if all or part of the general release in Section 8 of this Agreement is held to be invalid or unenforceable. (c) This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and the Chair of the Board of Directors of the Company or his expressly authorized designee. The captions and headings in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement. (d) The obligation of the Company to make payments or provide benefits to you or on your behalf under this Agreement, and your right to retain the same, is expressly conditioned upon your continued performance of your obligations under this Agreement and of the Continuing Obligations. (e) All issues and questions concerning the construction, validity and enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. Each party agrees to commence any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in a United States District Court located in the State of Arizona and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. You and the Company (after having the opportunity to consult with an attorney) hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement. (f) This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by DocuSign, facsimile, electronic mail (including “pdf'), and any other means of electronic transmission complying with the U.S. federal ESIGN Act of 2000, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. If the terms of this Agreement are acceptable to you, please sign, date and return it to me within twenty-one (21) days of the date that you receive it. You may revoke

-8- this Agreement at any time during the seven (7)-day period immediately following the date of your signing by notifying me in writing of your revocation within that period, and this Agreement shall not become effective or enforceable until that seven (7)-day revocation period has expired. If you do not revoke this Agreement, then, on the eighth (8th) day following the date that you signed it, this Agreement shall take effect as a legally binding agreement between you and the Company on the basis set forth above. The enclosed copy of this letter, which you should also sign and date, is for your records. Sincerely, ARRAY TECHNOLOGIES, INC. By: /s/ Kevin G. Hostetler Kevin Hostetler Chief Executive Officer Accepted and agreed: Signature: /s/ Kurt R. Wood Kurt Wood Date: June 6, 2024

-9- Exhibit A Post-Employment General Release and Waiver of Claims [Date] For and in consideration of the continued employment and the severance payments and benefits provided to me under the Transition and Separation Agreement between me and Array Technologies, Inc. (together with its subsidiaries, the “Company”), dated as of June 5, 2024 (the “Agreement”), which are conditioned on my signing this General Release and Waiver of Claims (this “Release of Claims”) and on my compliance with the Continuing Obligations (as defined in the Agreement), and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, personal representatives, successors and assigns, and all others connected with or claiming through me, I agree that the Agreement and this Release of Claims shall be in complete and final settlement any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, which I have had in the past, now have or might now have, against the Company or any of its Affiliates (as defined in the Agreement) of any nature whatsoever, including but not limited to those in any way related to, connected with or arising out of my employment, its termination, or my other association with the Company or any of its Affiliates (as defined in the Agreement), whether pursuant to the Severance Plan (as defined in the Agreement) or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the OIder Workers Benefit Protection Act, the Employee Retirement Income Security Act, the wage and hour, wage payment and/or fair employment practices laws and statutes (each as amended from time to time) of the State of Arizona and any other states in which I have provided services to the Company or any of its Affiliates, and/or any other federal, state or local law, regulation, or other requirement or otherwise (collectively, the “Claims”), and I hereby release and forever discharge the Company, its Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from, and I hereby waive, any and all such Claims. This Release of Claims does not cover (1) any vested rights I may have under the employee benefit plans, programs, or policies of the Company and its Affiliates; (2) any indemnification rights to which I may be entitled under the Company's governing documents, by contract, or as a matter of law; (3) my rights following the date hereof with respect to any vested equity interests I hold in the Company or any of its past or present Affiliates; or (4) my right to enforce the terms of this Agreement and/or this Release of Claims. I understand that nothing contained in this Release of Claims shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency; provided. however, that I hereby waive my right to recover monetary

-10- damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by me or by anyone else on my behalf; provided, further, that I am not waiving any right to seek and receive a financial incentive award for any information I provide to a governmental agency or entity. I further understand that nothing contained herein or any prior agreement between me and the Company or policy or procedure of the Company limits, restricts or in any other way affects my communicating with any governmental agency or entity, reporting possible violations of law or regulations to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity. I represent and warrant that, in accordance with Section 7 of the Agreement, I have returned to the Company any and all documents, materials, information and other property of the Company and its Affiliates that I had in my possession, custody or control on the date my employment with the Company terminated and that I have retained no such property. Without limiting the foregoing, I also represent and warrant that I have retained no copy of any such documents, materials, infonnation, or property. I acknowledge that this Release of Claims creates legally binding obligations, and that the Company has advised me to consult an attorney before signing it. I further acknowledge that I may not sign this Release of Claims prior to the Separation Date (as such term is defined in the Agreement). In signing this Release of Claims, I give the Company assurance that I have signed it voluntarily and with a full understanding of its terms; that I have had sufficient opportunity of not less than twenty-one (21) days before signing this Release of Claims to consider itꞏsterms and to consult with an attorney, if I wished to do so; and that I have not relied on any promises or representations, express or implied, that are not set forth expressly in this Release of Claims. I understand that I will have seven (7) days after signing this Release of Claims to revoke my signature, and that, if I intend to revoke my signature, I must do so in writing addressed and delivered to the Chief Executive Officer of the Company prior to the end of the seven (7)-day revocation period. I understand that this Release of Claims will become effective upon the eighth (8th) day following the date that I sign it, provided that I do not revoke my acceptance in accordance with the immediately preceding sentence. This Release of Claims constitutes the entire agreement between me and the Company and its Affiliates and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to my employment or other service relationship, its termination and all related matters, excluding only the Agreement and the Continuing Obligations, and my rights and obligations with respect to the securities of the Company, all of which shall remain in full force and effect in accordance with their terms. This Release of Claims may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and the Chair of the Board of Directors of the Company or his expressly authorized designee.

-11- Accepted and agreed: Signature: ____________________________ Kurt Wood Date: ____________________________